UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 22, 2007

Gilead Sciences, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-19731	94-3047598
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

333 Lakeside Drive, Foster City, California		94404
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650-574-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Certain Officers
(e) Compensatory Arrangements of Certain Officers

On October 22, 2007, the Board of Directors of Gilead Sciences, Inc. (the Company) appointed Caroline Dorsa to serve as the Company’s Chief Financial Offer, replacing John F. Milligan, Ph.D., the Company’s Chief Operating Officer who had been serving as the Company’s interim Chief Financial Officer. Ms. Dorsa’s appointment will be effective November 5, 2007. Dr. Milligan will continue to serve as the Company’s Chief Operating Officer.

Ms. Dorsa, age 48, most recently served as Senior Vice President and Chief Financial Officer at Avaya, Inc., a global provider of business communications applications, systems and services. Prior to joining Avaya in 2007, she spent 20 years at Merck & Co., Inc. (Merck), most recently in the role of Vice President and Treasurer, which she held from 1994 through 2007. In this position she was responsible for Merck’s treasury, tax, portfolio management and investor relations functions, as well as financial controllership for Merck Research Laboratories and Merck’s manufacturing division.

Ms. Dorsa will receive an annual base salary of $500,000 and will be eligible to participate in the Company’s Corporate Bonus Plan with a target 2007 bonus of 40% of base salary. Ms. Dorsa will also receive a signing bonus in an amount of $250,000 and will be granted, at the first meeting of the Compensation Committee of the Company’s Board of Directors following her November 5, 2007 start date, options to purchase 100,000 shares of the Company’s Common Stock at an exercise price per share equal to the fair market value per share of such Common Stock (as determined under the Company’s 2004 Equity Incentive Plan) at the time of grant. The option will vest as to 20% of the shares upon her completion of one year of employment with the Company, measured from the grant date, and the balance will vest in successive equal quarterly installments over the next four years of continued employment. In addition, Ms. Dorsa will be awarded performance-based restricted stock units covering 24,000 shares of the Company’s Common Stock pursuant to the Company’s 2004 Equity Incentive Plan. The restricted stock units will be subject to accelerated vesting should Ms. Dorsa’s employment terminate under certain circumstances. The Company will also provide Ms. Dorsa with a relocation package comprised of a mortgage subsidiary in the amount of $190,000, reimbursement of moving and relocation expenses up to $50,000 in the aggregate, reimbursement of certain transaction costs (such as commissions, closing costs and points) incurred in connection with the sale of her current principal residence and the purchase of a new residence, a temporary housing allowance and a tax gross-up relating to certain relocation expenses. Ms. Dorsa will be obligated to repay her signing bonus and the relocation package, should her employment terminate under certain circumstances prior to November 5, 2009.

A copy of the Company’s press release announcing Ms. Dorsa’s appointment to serve as the Company’s Chief Financial Officer is attached as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number Description

99.1 Press Release, issued by Gilead Sciences, Inc. on October 18, 2007

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gilead Sciences, Inc.

October 22, 2007	By:	John F. Milligan, Ph.D.

Name: John F. Milligan, Ph.D.
Title: Chief Operating Officer and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release, issued by Gilead Sciences, Inc. on October 18, 2007